                                                                    EXHIBIT 99.1

DATE: October 28, 2004

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

David Bovee (248) 299-7500

FOR IMMEDIATE RELEASE

               DURA AUTOMOTIVE REPORTS THIRD QUARTER 2004 RESULTS

      ROCHESTER HILLS, Mich., October 28 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $616.4 million for the third quarter ended September 30, 2004 compared to $554.4 million in the prior-year quarter. Including a pretax facility consolidation charge of $5.1 million, the net loss for the quarter was $2.7 million, or $0.15 per diluted share, compared to net income of $5.2 million, or $0.28 per diluted share, in the prior-year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $0.9 million, or $0.05 per diluted share, compared to $2.2 million, or $0.12 per diluted share, in the prior-year quarter. Net debt reduction for the quarter was $38.5 million.

      "As we expected, this was a challenging quarter for the automotive industry with elevated steel pricing and softening North American production volumes. We identified these issues early on and managed our business aggressively to reduce the impact on our margins," said Larry Denton, president and chief executive officer of DURA Automotive. "While material pricing continues to be a challenge in the short-term, our organic growth remains on track."

      Factors that favorably impacted revenue during the three months ended September 30, 2004, versus the prior year, included the strengthening of European currencies in relation to the U.S. dollar of $22.9 million, the effect of the Creation Group acquisition of $13.7 million and the effect of five additional business days in the third quarter of 2004. These increases were partially offset by lower North American production levels.

      The facility consolidation charge for the quarter relates to the continuation of the previously announced closure of plants in Fulton, Ky.; Brookfield, Mo.; Pikeville, Tenn.; and Rockford, Ill. In addition, DURA is continuing to address its capacity utilization challenges at facilities in France and

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DURA Automotive Systems, Inc.
October 28, 2004
Page 2

Germany. The facility consolidation charge of $5.1 million for the quarter includes $4.6 million of employee severance costs and $0.5 million of asset impairment and other charges.

      For the nine months ended September 30, 2004, revenue totaled $1.9 billion versus $1.8 billion in the prior-year period. Net income for the first nine months of 2004 was $9.8 million, or $0.52 per diluted share, compared to $25.2 million, or $1.36 per diluted share, in the same period last year. Adjusted income from continuing operations for the nine months, which excludes facility consolidation charges, totaled $23.4 million, or $1.24 per diluted share, compared to $23.7 million, or $1.28 per diluted share, in the prior-year period.

FOURTH-QUARTER AND FULL-YEAR OUTLOOK

      For the fourth quarter of 2004, the company expects revenue to be in the range of $600 million to $650 million compared to $627 million in the same period last year. Adjusted income from continuing operations, which excludes facility consolidation charges, is estimated to be in the range of $0.30 to $0.40 per diluted share.

      For the 2004 full year, the company anticipates revenue will increase to a range of $2.51 billion to $2.56 billion, versus $2.38 billion last year. Adjusted income from continuing operations, which excludes facility consolidation charges, is anticipated to be between $1.55 and $1.65 per diluted share. Adjusted EBITDA is estimated to be in the range of $215 to $218 million. Full-year capital spending is expected to be approximately $70 million, interest expense $89 million and depreciation $85 million. Net debt reduction is expected to be in the range of $10 to $20 million. The full-year corporate tax rate is anticipated to remain around 29 percent.

CONFERENCE CALL

      A conference call to review the third-quarter results is scheduled for October 28, 2004, at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, November 4, 2004, by dialing (303) 590-3000, passcode 11010240.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

      DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original

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DURA Automotive Systems, Inc.
October 28, 2004
Page 3

equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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DURA Automotive Systems, Inc.
October 28, 2004
Page 4

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                 Three Months Ended                  Nine Months Ended
                                                                    September 30,                        September 30,
                                                                    -------------                        -------------
                                                                2004     (a)     2003             2004            2003
                                                                ----             ----             ----            ----
Revenues                                                    $    616,363     $    554,398     $  1,909,742     $  1,753,633
Cost of sales                                                    552,459          493,300        1,692,490        1,537,848
                                                            ------------     ------------     ------------     ------------
   Gross profit                                                   63,904           61,098          217,252          215,785

Selling, general and administrative expenses                      38,606           37,370          117,333          114,805
Facility consolidation and other charges                           5,061           (4,040)          18,087           (2,016)
Amortization expense                                                 103               71              334              212
                                                            ------------     ------------     ------------     ------------
   Operating income                                               20,134           27,697           81,498          102,784

Interest expense, net                                             23,907           20,253(b)        66,695           61,627
                                                            ------------     ------------     ------------     ------------

   Income from continuing operations before
      provision for income taxes and minority interest            (3,773)           7,444           14,803           41,157

Provision for income taxes                                        (1,094)           1,871            4,293           13,994

Minority interest - dividends on trust
   preferred securities, net                                           -              725(b)             -            2,051
                                                            ------------     ------------     ------------     ------------

   Income from continuing operations                              (2,679)           4,848           10,510           25,112

Gain (loss) from discontinued operations, net                        (18)             348             (699)              81
                                                            ------------     ------------     ------------     ------------
       Net income (loss)                                    $     (2,697)    $      5,196     $      9,811     $     25,193
                                                            ============     ============     ============     ============

Basic earnings (loss) per share:
       Income (loss) from continuing operations             $      (0.15)    $       0.26     $       0.57     $       1.38
       Discontinued operations                                         -             0.02            (0.04)               -
                                                            ------------     ------------     ------------     ------------
            Net income (loss)                               $      (0.15)    $       0.28     $       0.53     $       1.38
                                                            ============     ============     ============     ============
Basic shares outstanding                                          18,578           18,335           18,468           18,295
                                                            ============     ============     ============     ============
Diluted earnings (loss) per share:
       Income (loss) from continuing operations             $      (0.15)    $       0.26     $       0.56     $       1.36
       Discontinued operations                                         -             0.02            (0.04)               -
                                                            ------------     ------------     ------------     ------------
            Net income (loss)                               $      (0.15)    $       0.28     $       0.52     $       1.36
                                                            ============     ============     ============     ============
Diluted shares outstanding                                        18,578           18,711           18,881           18,494
                                                            ============     ============     ============     ============
Capital expenditures                                        $     14,660     $     26,355     $     43,963     $     46,217
Depreciation                                                $     21,216     $     18,553     $     64,758     $     55,955

(a) In conjunction with Dura's policy to close the fiscal quarter end on the Sunday closest to the calendar quarter end and December 31 for year end, there were five additional business days in the three months ended October 3, 2004 as compared to the three months ended September 28, 2003. For presentation purposes, Dura refers to the calendar month end as its fiscal quarter end.

(b) As required by FIN 46, minority interest - dividends on trust preferred securities has been classified as a component of interest expense on a gross basis for periods subsequent to December 31, 2003.

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DURA Automotive Systems, Inc.
October 28, 2004
Page 5

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                     Three Months Ended          Nine Months Ended
                                                        September 30,              September 30,
                                                        -------------              -------------
                                                     2004          2003          2004         2003
                                                     ----          ----          ----         ----
Income from continuing operations                     (2,679)        4,848        10,510       25,112
Facility consolidation and other charges, net          3,590        (2,668)       12,918       (1,373)
                                                  ----------    ----------    ----------   ----------
   Adjusted income from continuing operations     $      911    $    2,180    $   23,428   $   23,739
                                                  ==========    ==========    ==========   ==========

Basic earnings per share:
   Adjusted income from continuing operations     $     0.05    $     0.12    $     1.27   $     1.30
                                                  ==========    ==========    ==========   ==========
Basic shares outstanding                              18,578        18,335        18,468       18,295
                                                  ==========    ==========    ==========   ==========
Diluted earnings per share:
   Adjusted income from continuing operations     $     0.05    $     0.12    $     1.24   $     1.28
                                                  ==========    ==========    ==========   ==========
Diluted shares outstanding                            18,717        18,711        18,881       18,494
                                                  ==========    ==========    ==========   ==========

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DURA Automotive Systems, Inc.
October 28, 2004
Page 6

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                              September 30,    December 31,
                                                                  2004            2003
                                                                  ----            ----
                                                               (unaudited)
              Assets

Current assets:
   Cash and cash equivalents                                   $   174,935     $   181,268
   Accounts receivable, net                                        333,093         274,345
   Inventories                                                     138,694         127,957
   Current portion of derivative instruments                        10,987           6,629
   Other current assets                                             81,968          95,045
                                                               -----------     -----------
      Total current assets                                         739,677         685,244
                                                               -----------     -----------

Property, plant and equipment, net                                 460,261         488,363
Goodwill, net                                                      866,725         859,022
Noncurrent portion of derivative instruments                        13,154          12,844
Deferred income taxes and other assets, net                         69,521          69,959
                                                               -----------     -----------
                                                               $ 2,149,338     $ 2,115,432
                                                               ===========     ===========

              Liabilities and Stockholders' Investment

Current liabilities:
   Accounts payable                                            $   250,458     $   243,995
   Accrued liabilities                                             215,026         187,501
   Current maturities of long-term debt                              2,813           5,738
                                                               -----------     -----------
      Total current liabilities                                    468,297         437,234
                                                               -----------     -----------
Long-term debt, net of current maturities                          151,092         159,121
Senior notes                                                       400,000         400,000
Subordinated notes                                                 577,915         578,505
Mandatorily redeemable convertible trust
   preferred securities                                             55,250          55,250
Senior notes - derivative instrument adjustment                     24,141          19,473
Other noncurrent liabilities                                       120,205         135,262

Stockholders' investment:
   Common stock - Class A                                              186             168
   Common stock - Class B                                                -              16
   Additional paid-in capital                                      351,167         349,220
   Treasury stock                                                   (2,513)         (2,452)
   Accumulated deficit                                             (95,254)       (105,065)
   Accumulated other comprehensive income                           98,852          88,700
                                                               -----------     -----------
      Total stockholders' investment                               352,438         330,587
                                                               -----------     -----------
                                                               $ 2,149,338     $ 2,115,432
                                                               ===========     ===========

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